Exhibit 99.1

Press Release

February 16, 2021	Contact Information:

For Immediate Release	Rob McCarthy
Vice President - Investor Relations
414.223.1615

Rexnord Reports December Quarter 2020 Financial Results
Call scheduled for Tuesday, February 16, 2021 at 11:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Rexnord Corporation (NYSE:RXN)
December Quarter Highlights
•Net sales were $490 million compared with $492 million in last year’s December quarter (-2% core sales(1), +1% acquisitions and divestitures, +1% foreign currency translation).
•Net income(2) was $37 million (diluted EPS of $0.30), compared with $46 million (diluted EPS of $0.39) in the year-ago quarter.
•Adjusted EPS(1) was $0.39 compared with $0.48 in the year-ago quarter.
•Adjusted EBITDA(1) was $96 million (19.6% of net sales) compared with $107 million (21.8% of net sales) in last year's December quarter.
•Acquired Hadrian in our Water Management platform.
Calendar Year 2020 Highlights
•Net sales were $1.98 billion and decreased by 4% from the comparable $2.06 billion in calendar year 2019 (-5% core sales, +1% acquisitions and divestitures).
•Net income was $147 million (diluted EPS of $1.19), compared with $179 million (diluted EPS of $1.61) in calendar year 2019.
•Adjusted EPS was $1.77, compared with $1.98 in the prior calendar year.
•Adjusted EBITDA was $432 million (21.8% of net sales) compared with $456 million (22.2% of net sales) in calendar year 2019.
•Free cash flow(1) increased by 13% to $276 million compared with $244 million in the prior calendar year.
•Invested $140 million in share repurchases and $161 million in two strategic acquisitions.
•Net debt leverage(1) at 2.1x.
•Further enhanced our focus on ESG (Environmental, Social, Governance) initiatives and disclosures.

Todd Adams, Chairman and Chief Executive Officer, commented, “Our December quarter results capped a calendar year that demonstrated the compounding benefits of our long-term strategies to drive sustainable competitive advantages throughout our businesses and solid financial results in the most challenging demand environments. The benefits of our long-term investments in simplification and innovation helped position us to deliver an essentially flat top-line comparison in the December quarter and hold the 12-month sales and Adjusted EBITDA declines to just 4% and 5%, respectively. During the quarter, we elected to invest a combined incremental $4 million in selected growth initiatives and in special recognition for our operating teams that have demonstrated outstanding dedication through the pandemic. Our associates’ impressive operating execution has demonstrated the combined power of our culture and the Rexnord Business System and enabled us to establish a new record for annual free cash flow, which increased 13% year over year to $276 million.

We exercised every element of our capital allocation strategy during the year, including share repurchases of $140 million and investing $161 million in two strategic acquisition in our Water Management platform. We also announced a 12.5% increase in the quarterly dividend rate, stepped up our internal investments in growth, and maintained our financial leverage at 2.1x which is near the low end of our targeted range. For 2021, we believe we are positioned for our sales growth to improve, our continuous improvement and structural cost reduction initiatives to enable margin expansion and our free cash flow to establish another annual record.”

“We enhanced our focus on ESG during calendar year 2020 and established a stand-alone Board-level committee. Going forward, we also plan to further expand our ESG-related disclosures, including through alignment with the Sustainable Accounting Standards Board (SASB) reporting standards.”

“The end-market environment for our Process & Motion Control (“PMC”) platform continued to improve during the December quarter with sales down by 3% year over year in our non-aerospace end markets after experiencing a comparable 9% decline in the September quarter. Recovering sell-through activity by our industrial distribution partners was balanced by the improving trajectory of OEM/End User demand across most of PMC’s end markets, particularly in our power generation, marine and consumer-facing verticals. Sales in our aerospace end markets declined by 36% year over year and we believe this comparison can inflect in early 2021 with order rates improving by the second half of the year.”

“Growth accelerated in our Water Management (“WM”) platform in the December quarter as sales increased 15% year over year and core growth increased 10% with our acquisitions of Just Manufacturing and Hadrian contributing the balance. Year-over-year sales comparisons in the December quarter improved in nearly all product groups from the September quarter and the strong momentum around our touchless and hygienic solutions continued. We’ve been investing in recent years to build out our competitive advantages, and Hadrian represents another step in expanding our unique profile of washroom solutions to address today’s challenges in both retrofit and new construction applications. As a result, we see multiple avenues to build on our established track record of market outgrowth.”

March Quarter Outlook
Adams continued, “Our expectations are anchored in our conviction around the resilience of our business model, execution, and strategy. However, we’re going to continue to be guarded in our external outlook due to the potential range of outcomes based on things outside of our control, namely, the current realities of the ongoing global pandemic. Based on the permanent cost reduction initiatives we have implemented, our order backlog heading into 2021, our January results and an anticipated range of demand patterns through March, we anticipate sales in our Water Management platform to increase year over year by a high-single-digit percentage rate and its Adjusted EBITDA margin to range between 25% and 26%. We further expect sales in our PMC platform to decrease year over year at a low-double-digit percentage rate, inclusive of a 45% to 50% decline in sales in our aerospace end market, and its Adjusted EBITDA margin to range between 22.5% and 23.5%, and for our corporate expenses to approximate $10 million. For the full year 2021 and assuming a steadily moderating impact from the pandemic, we believe total sales growth in a mid-single-digit percentage range and modest margin expansion represent reasonable targets. We also expect to publish our updated and expanded Sustainability Report during the March quarter.”

Change in Fiscal Year
As previously announced, we transitioned to a December 31 fiscal year end in 2020. As a result, our Form 10-K is a transition report and includes financial information for the nine-month period from April 1, 2020 to December 31, 2020. Our 2021 fiscal year covers the calendar year January 1 to December 31.

December Quarter 2020 Segment Highlights
Process & Motion Control
    PMC net sales were $302.1 million during the three months ended December 31, 2020 and decreased by 8% year over year. Excluding a 1% increase to net sales associated with foreign currency translation and a 1% decrease from a small divestiture, core sales decreased by 8% year over year as a result of a reduction in market demand across several of our end markets and geographies as customers reacted to and changed buying patterns given the current COVID-19 pandemic. As previously noted, sales decreased by 3% year over year in our non-aerospace markets and by 36% in our aerospace markets.

    PMC income from operations for the three months ended December 31, 2020 was $32.9 million, or 10.9% of net sales. Income from operations as a percentage of net sales decreased by 550 basis points year over year primarily as a result of the lower sales volume and higher restructuring and non-cash stock compensation expense, partially offset by benefits obtained from cost reduction and productivity initiatives.

    Adjusted EBITDA(1) for the three months ended December 31, 2020, was $60.7 million. Adjusted EBITDA as a percentage of net sales decreased by 260 basis points year over year to 20.1%.

Water Management
    WM net sales were $188.3 million during the three months ended December 31, 2020, an increase of 15% year over year. Excluding a 5% year-over-year increase in net sales resulting from our acquisitions of Just Manufacturing and Hadrian, core sales increased 10% during the three months ended December 31, 2020 primarily driven by increased demand for our touchless and hygienic solutions.

    WM income from operations was $37.2 million for the three months ended December 31, 2020, or 19.8% of net sales. Income from operations as a percentage of net sales decreased by 310 basis points year over year as incremental profits generated on higher year-over-year sales were more than offset by higher non-cash stock based compensation, acquisition-related fair value adjustments and incremental investments in our innovation and market expansion initiatives.

    Adjusted EBITDA(1) for the three months ended December 31, 2020, was $46.2 million or 24.5% of net sales. Adjusted EBITDA as a percentage of net sales decreased by 150 basis points year over year.

(1)    Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.
(2)    Reflects net income/loss attributable to Rexnord common stockholders.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Core Sales
Core sales excludes the impact of acquisitions (such as Just Manufacturing and Hadrian Manufacturing Inc.), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.

Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Rexnord common stockholders and net income per diluted share attributable to Rexnord common stockholders, respectively.

EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way. We may also periodically refer to “underlying ROIC” which adjusts total invested capital by reversing the effects on our current capital structure of the 2006 leveraged buyout of the then privately-held Company by a separate private owner.

About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,600 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.

Conference Call Details
Rexnord will hold a conference call on Tuesday, February 16, 2021 at 11:00 a.m. Eastern Time to discuss its December quarter 2020 results, provide a general business update and respond to investor questions. Rexnord Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. Investors and participants can register for the call in advance by visiting: http://www.directeventreg.com/registration/event/6119418. After registering, instructions will be shared on how to join the call.
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.rexnordcorporation.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 2:00 p.m. Eastern Time on February 16, 2021, until 11:59 p.m. Eastern Time on March 2, 2021. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The conference ID for the replay is: 6119418. The replay will also be available as a webcast on Rexnord's investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actions, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Form 10-K for the transition period ended December 31, 2020, as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. In addition, the effects of the ongoing COVID-19 pandemic on our employees, customers and supply chain, including those related to governmental actions, all of which are uncertain at this time, may, among other impacts, heighten the effects on our business, results of operations and financial condition of the risk factors identified in our Form 10-K.

Rexnord Corporation and Subsidiaries
Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended		Calendar Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$490.4	$491.7	$1,433.1	$1,521.3	$1,980.1	$2,058.8
Cost of sales	308.7	300.0	881.4	919.8	1,211.9	1,255.5
Gross profit	181.7	191.7	551.7	601.5	768.2	803.3
Selling, general and administrative expenses	116.4	101.7	321.7	320.0	434.5	429.3
Restructuring and other similar charges	6.3	3.6	14.6	8.9	21.2	11.6
Amortization of intangible assets	9.0	8.8	27.0	26.3	36.1	34.9
Income from operations	50.0	77.6	188.4	246.3	276.4	327.5
Non-operating (expense) income:
Interest expense, net	(11.7)	(14.4)	(36.6)	(45.2)	(50.0)	(61.0)
(Loss) gain on the extinguishment of debt	—	(2.2)	—	1.0	—	0.3
Actuarial loss on pension and postretirement benefit obligations	(1.6)	—	(1.6)	(0.8)	(37.4)	(0.4)
Other income (expense), net	3.5	0.8	4.5	(0.2)	0.9	(5.1)
Income from continuing operations before income taxes	40.2	61.8	154.7	201.1	189.9	261.3
Provision for income taxes	(3.0)	(13.4)	(36.3)	(47.7)	(42.7)	(60.3)
Equity method investment income	0.2	—	0.2	0.2	—	0.3
Net income from continuing operations	37.4	48.4	118.6	153.6	147.2	201.3
Loss from discontinued operations, net of tax	—	—	—	(1.8)	—	(2.2)
Net income	37.4	48.4	118.6	151.8	147.2	199.1
Non-controlling interest income (loss)	0.2	(0.1)	0.4	0.2	0.5	0.3
Net income attributable to Rexnord	37.2	48.5	118.2	151.6	146.7	198.8
Dividends on preferred stock	—	(2.8)	—	(14.4)	—	(20.2)
Net income attributable to Rexnord common stockholders	$37.2	$45.7	$118.2	$137.2	$146.7	$178.6

Basic net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.31	$0.40	$0.98	$1.28	$1.21	$1.68
Discontinued operations	$—	$—	$—	$(0.02)	$—	$(0.02)
Net income	$0.31	$0.40	$0.98	$1.27	$1.21	$1.66
Diluted net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.30	$0.39	$0.96	$1.24	$1.19	$1.62
Discontinued operations	$—	$—	$—	$(0.01)	$—	$(0.02)
Net income	$0.30	$0.39	$0.96	$1.22	$1.19	$1.61
Weighted-average number of shares outstanding (in thousands):
Basic	120,332	113,448	120,428	108,250	120,764	107,461
Effect of dilutive equity securities	3,115	10,235	2,771	15,560	2,688	16,360
Diluted	123,447	123,683	123,199	123,810	123,452	123,821

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2020
(in Millions) (Unaudited)

	Three Months Ended December 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$490.4		$—			$490.4

EBITDA	73.0		22.9	(a)		95.9
Depreciation and amortization	(23.0)		0.2	(d)		(22.8)
Income from operations	50.0		23.1	(b)		73.1

Income before income taxes	40.2		13.8	(c)		54.0
Provision for income taxes and indicated rate	(3.0)	7.5%	(2.7)		19.6%	(5.7)	10.6%
Equity method investment income	0.2		(0.2)			—
Net income from continuing operations	37.4		10.9			48.3

Loss from discontinued operations, net of tax	—		—			—
Net income	37.4		10.9			48.3

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Rexnord	37.2		11.1			48.3

Dividends on preferred stock	—		—			—
Net income attributable to Rexnord common stockholders	$37.2		$11.1			$48.3

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$6.3		$6.3			$6.3
Acquisition-related fair value adjustment	0.3		0.3			0.3
Other, net (1)	(0.1)		(0.1)			(0.1)
Last-in-first-out inventory adjustments	0.5		0.5			—
Stock-based compensation expense	15.9		15.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.2			0.2
Amortization of intangible assets	—		—			9.0
Other income, net (3)	—		—			(3.5)
Actuarial loss on pension and postretirement benefit obligations	—		—			1.6
Total Adjustments	$22.9		$23.1			$13.8
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans and a gain resulting from the divestiture of our PMC China gearbox product line.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended December 31, 2020
(in Millions) (Unaudited)

	Nine Months Ended December 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,433.1		$—			$1,433.1

EBITDA	255.4		52.1	(a)		307.5
Depreciation and amortization	(67.0)		0.8	(d)		(66.2)
Income from operations	188.4		52.9	(b)		241.3

Income before income taxes	154.7		40.4	(c)		195.1
Provision for income taxes and indicated rate	(36.3)	23.5%	(9.3)		23.0%	(45.6)	23.4%
Equity method investment income	0.2		(0.2)			—
Net income from continuing operations	118.6		30.9			149.5

Loss from discontinued operations, net of tax	—		—			—
Net income	118.6		30.9			149.5

Non-controlling interest income	0.4		(0.4)			—
Net income attributable to Rexnord	118.2		31.3			149.5

Dividends on preferred stock	—		—			—
Net income attributable to Rexnord common stockholders	$118.2		$31.3			$149.5

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$14.6		$14.6			$14.6
Acquisition-related fair value adjustment	1.2		1.2			1.2
Other, net (1)	(0.3)		(0.3)			(0.3)
Stock-based compensation expense	36.6		36.6			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.8			0.8
Amortization of intangible assets	—		—			27.0
Other income, net (3)	—		—			(4.5)
Actuarial loss on pension and postretirement benefit obligations	—		—			1.6
Total Adjustments	$52.1		$52.9			$40.4

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans and a gain resulting from the divestiture of our PMC China gearbox product line.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Calendar Year Ended December 31, 2020
(in Millions) (Unaudited)

	Calendar Year Ended December 31, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,980.1		$—			$1,980.1

EBITDA	365.7		65.8	(a)		431.5
Depreciation and amortization	(89.3)		1.4	(d)		(87.9)
Income from operations	276.4		67.2	(b)		343.6

Income before income taxes	189.9		96.9	(c)		286.8
Provision for income taxes and indicated rate	(42.7)	22.5%	(26.1)		26.9%	(68.8)	24.0%
Equity method investment income	—		—			—
Net income from continuing operations	147.2		70.8			218.0

Loss from discontinued operations, net of tax	—		—			—
Net income	147.2		70.8			218.0

Non-controlling interest income	0.5		(0.5)			—
Net income attributable to Rexnord	146.7		71.3			218.0

Dividends on preferred stock	—		—			—
Net income attributable to Rexnord common stockholders	$146.7		$71.3			$218.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$21.2		$21.2			$21.2
Acquisition-related fair value adjustment	2.2		2.2			2.2
Other, net (1)	(0.5)		(0.5)			(0.5)
Last-in-first-out inventory adjustments	(1.9)		(1.9)			—
Stock-based compensation expense	44.8		44.8			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.4			1.4
Amortization of intangible assets	—		—			36.1
Other income, net (3)	—		—			(0.9)
Actuarial loss on pension and postretirement benefit obligations	—		—			37.4
Total Adjustments	$65.8		$67.2			$96.9

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans and a gain resulting from the divestiture of our PMC China gearbox product line.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended December 31, 2019
(in Millions) (Unaudited)

	Three Months Ended December 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$491.7		$—			$491.7

EBITDA	99.2		7.8	(a)		107.0
Depreciation and amortization	(21.6)		0.6	(d)		(21.0)
Income from operations	77.6		8.4	(b)		86.0

Income before income taxes	61.8		14.2	(c)		76.0
Provision for income taxes and indicated rate	(13.4)	21.7%	(3.6)		25.4%	(17.0)	22.4%
Equity method investment income	—		—			—
Net income from continuing operations	48.4		10.6			59.0

Loss from discontinued operations, net of tax	—		—			—
Net income	48.4		10.6			59.0

Non-controlling interest loss	(0.1)		0.1			—
Net income attributable to Rexnord	48.5		10.5			59.0

Dividends on preferred stock	(2.8)		2.8			—
Net income attributable to Rexnord common stockholders	$45.7		$13.3			$59.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.6		$3.6			$3.6
Other, net (1)	(0.2)		(0.2)			(0.2)
Last-in-first-out inventory adjustments	(1.5)		(1.5)			—
Stock-based compensation expense	5.9		5.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.6			0.6
Amortization of intangible assets	—		—			8.8
Other expense, net (3)	—		—			(0.8)
Loss on the extinguishment of debt	—		—			2.2
Total Adjustments	$7.8		$8.4			$14.2
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended December 31, 2019
(in Millions) (Unaudited)

	Nine Months Ended December 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,521.3		$—			$1,521.3

EBITDA	310.6		25.6	(a)		336.2
Depreciation and amortization	(64.3)		1.9	(d)		(62.4)
Income from operations	246.3		27.5	(b)		273.8

Income before income taxes	201.1		37.3	(c)		238.4
Provision for income taxes and indicated rate	(47.7)	23.7%	(9.3)		24.9%	(57.0)	23.9%
Equity method investment income	0.2		(0.2)			—
Net income from continuing operations	153.6		27.8			181.4

Loss from discontinued operations, net of tax	(1.8)		1.8			—
Net income	151.8		29.6			181.4

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Rexnord	151.6		29.8			181.4

Dividends on preferred stock	(14.4)		14.4			—
Net income attributable to Rexnord common stockholders	$137.2		$44.2			$181.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$8.9		$8.9			$8.9
Acquisition-related fair value adjustment	0.7		0.7			0.7
Other, net (1)	(0.5)		(0.5)			(0.5)
Last-in-first-out inventory adjustments	(2.2)		(2.2)			—
Stock-based compensation expense	18.7		18.7			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.9			1.9
Amortization of intangible assets	—		—			26.3
Other expense, net (3)	—		—			0.2
Actuarial loss on pension and postretirement benefit obligations	—		—			0.8
Gain on the extinguishment of debt	—		—			(1.0)
Total Adjustments	$25.6		$27.5			$37.3

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Calendar Year Ended December 31, 2019
(in Millions) (Unaudited)

	Calendar Year Ended December 31, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$2,058.8		$—			$2,058.8

EBITDA	413.7		42.4	(a)		456.1
Depreciation and amortization	(86.2)		2.1	(d)		(84.1)
Income from operations	327.5		44.5	(b)		372.0

Income before income taxes	261.3		56.9	(c)		318.2
Provision for income taxes and indicated rate	(60.3)	23.1%	(13.3)		23.4%	(73.6)	23.1%
Equity method investment income	0.3		(0.3)			—
Net income from continuing operations	201.3		43.3			244.6

Loss from discontinued operations, net of tax	(2.2)		2.2			—
Net income	199.1		45.5			244.6

Non-controlling interest income	0.3		(0.3)			—
Net income attributable to Rexnord	198.8		45.8			244.6

Dividends on preferred stock	(20.2)		20.2			—
Net income attributable to Rexnord common stockholders	$178.6		$66.0			$244.6

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$11.6		$11.6			$11.6
Acquisition-related fair value adjustment	0.8		0.8			0.8
Other, net (1)	2.3		2.3			2.3
Last-in-first-out inventory adjustments	3.7		3.7			—
Stock-based compensation expense	24.0		24.0			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		2.1			2.1
Amortization of intangible assets	—		—			34.9
Other expense, net (3)	—		—			5.1
Actuarial loss on pension and postretirement benefit obligations	—		—			0.4
Gain on the extinguishment of debt	—		—			(0.3)
Total Adjustments	$42.4		$44.5			$56.9

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months, Nine Months and Calendar Year Ended December 31, 2020 and December 31, 2019
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended		Calendar Year Ended
Adjusted EBITDA	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to Rexnord common stockholders	$37.2	$45.7	$118.2	$137.2	$146.7	$178.6
Dividends on preferred stock	—	2.8	—	14.4	—	20.2
Non-controlling interest income (loss)	0.2	(0.1)	0.4	0.2	0.5	0.3
Loss from discontinued operations, net of tax	—	—	—	1.8	—	2.2
Equity method investment income	(0.2)	—	(0.2)	(0.2)	—	(0.3)
Provision for income taxes	3.0	13.4	36.3	47.7	42.7	60.3
Actuarial loss on pension and postretirement benefit obligations	1.6	—	1.6	0.8	37.4	0.4
Other (income) expense, net (1)	(3.5)	(0.8)	(4.5)	0.2	(0.9)	5.1
Loss (gain) on the extinguishment of debt	—	2.2	—	(1.0)	—	(0.3)
Interest expense, net	11.7	14.4	36.6	45.2	50.0	61.0
Income from operations	$50.0	$77.6	$188.4	246.3	$276.4	327.5

Adjustments
Depreciation and amortization	$23.0	$21.6	$67.0	64.3	$89.3	86.2
Restructuring and other similar charges	6.3	3.6	14.6	8.9	21.2	11.6
Acquisition-related fair value adjustment	0.3	—	1.2	0.7	2.2	0.8
Stock-based compensation expense	15.9	5.9	36.6	18.7	44.8	24.0
Last-in first-out inventory adjustments	0.5	(1.5)	—	(2.2)	(1.9)	3.7
Other, net (2)	(0.1)	(0.2)	(0.3)	(0.5)	(0.5)	2.3
Subtotal of adjustments	45.9	29.4	119.1	89.9	155.1	128.6
Adjusted EBITDA	$95.9	$107.0	$307.5	$336.2	$431.5	$456.1
____________________
(1)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, the non-service cost components of net periodic benefit credits associated with our defined benefit plans, and a gain resulting from the divestiture of our PMC China gearbox product line.
(2)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended		Nine Months Ended		Calendar Year Ended
Adjusted Net Income and Earnings Per Share	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to Rexnord common stockholders	$37.2	$45.7	$118.2	$137.2	$146.7	$178.6
Dividends on preferred stock	—	2.8	—	14.4	—	20.2
Non-controlling interest income (loss)	0.2	(0.1)	0.4	0.2	0.5	0.3
Loss from discontinued operations, net of tax	—	—	—	1.8	—	2.2
Equity method investment income	(0.2)	—	(0.2)	(0.2)	—	(0.3)
Loss (gain) on the extinguishment of debt	—	2.2	—	(1.0)	—	(0.3)
Amortization of intangible assets	9.0	8.8	27.0	26.3	36.1	34.9
Restructuring and other similar charges	6.3	3.6	14.6	8.9	21.2	11.6
Supply chain optimization and footprint repositioning initiatives (1)	0.2	0.6	0.8	1.9	1.4	2.1
Acquisition-related fair value adjustment	0.3	—	1.2	0.7	2.2	0.8
Actuarial loss on pension and postretirement benefit obligations	1.6	—	1.6	0.8	37.4	0.4
Other (income) expense, net (2)	(3.5)	(0.8)	(4.5)	0.2	(0.9)	5.1
Other, net (3)	(0.1)	(0.2)	(0.3)	(0.5)	(0.5)	2.3
Tax effect on above items	(2.7)	(3.6)	(9.3)	(9.3)	(26.1)	(13.3)
Adjusted net income	$48.3	$59.0	$149.5	$181.4	$218.0	$244.6

GAAP diluted net income per share from continuing operations	$0.30	$0.39	$0.96	$1.24	$1.19	$1.62
Adjusted earnings per share - diluted	$0.39	$0.48	$1.21	$1.47	$1.77	$1.98

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	120,332	113,448	120,428	108,250	120,764	107,461
Effect of dilutive equity securities	3,115	10,235	2,771	15,560	2,688	16,360
Adjusted diluted weighted-average shares	123,447	123,683	123,199	123,810	123,452	123,821
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, the non-service cost components of net periodic benefit credits associated with our defined benefit plans, and a gain resulting from the divestiture of our PMC China gearbox product line.
(3)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended
	December 31, 2020			December 31, 2019
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$32.9	$37.2	$(20.1)	$53.6	$37.6	$(13.6)
Operating margin	10.9%	19.8%		16.4%	22.9%

Depreciation and amortization	15.4	7.5	0.1	14.9	6.6	0.1
Restructuring and other similar charges	5.5	0.6	0.2	3.2	0.4	—
Acquisition-related fair value adjustment	—	0.3	—	—	—	—
Stock-based compensation expense	5.3	1.8	8.8	1.8	0.6	3.5
Last-in first-out inventory adjustments	1.7	(1.2)	—	1.0	(2.5)	—
Other, net	(0.1)	—	—	(0.2)	—	—
Adjusted EBITDA	$60.7	$46.2	$(11.0)	$74.3	$42.7	$(10.0)
Adjusted EBITDA margin	20.1%	24.5%		22.7%	26.0%

	Nine Months Ended
	December 31, 2020			December 31, 2019
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$108.3	$126.0	$(45.9)	$167.0	$121.3	$(42.0)
Operating margin	12.4%	22.4%		16.8%	23.0%

Depreciation and amortization	44.5	22.2	0.3	44.5	19.5	0.3
Restructuring and other similar charges	12.9	1.6	0.1	8.1	0.8	—
Acquisition-related fair value adjustment	—	1.2	—	0.4	0.3	—
Stock-based compensation expense	13.7	4.3	18.6	5.2	1.7	11.8
Last-in first-out inventory adjustments	2.5	(2.5)	—	1.1	(3.3)	—
Other, net	(0.5)	0.2	—	(0.5)	—	—
Adjusted EBITDA	$181.4	$153.0	$(26.9)	$225.8	$140.3	$(29.9)
Adjusted EBITDA margin	20.8%	27.2%		22.7%	26.6%

	Nine Months Ended		Calendar Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash provided by operating activities	$196.3	$174.7	$320.2	$287.5
Expenditures for property, plant and equipment	(28.3)	(25.5)	(44.2)	(43.9)
Free cash flow	$168.0	$149.2	$276.0	$243.6

Rexnord Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to Rexnord	$37.2	$48.5	$118.2	$151.6
Other comprehensive income:
Foreign currency translation adjustments	18.4	7.3	37.8	(8.2)
Change in pension and postretirement defined benefit plans, net of tax	13.0	—	12.8	0.4
Other comprehensive income, net of tax	31.4	7.3	50.6	(7.8)
Non-controlling interest income	0.2	(0.1)	0.4	0.2
Total comprehensive income	$68.8	$55.7	$169.2	$144.0

Rexnord Corporation and Subsidiaries
Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	December 31, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$255.6	$573.4
Receivables, net	274.8	334.7
Inventories	330.1	317.5
Income tax receivable	9.8	3.4
Other current assets	37.4	35.3
Total current assets	907.7	1,264.3
Property, plant and equipment, net	434.8	378.8
Intangible assets, net	524.6	514.2
Goodwill	1,370.1	1,321.9
Other assets	163.9	147.9
Total assets	$3,401.1	$3,627.1
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$2.4	$76.4
Trade payables	129.4	185.6
Compensation and benefits	57.0	61.8
Current portion of pension and postretirement benefit obligations	3.1	3.2
Other current liabilities	125.6	128.5
Total current liabilities	317.5	455.5

Long-term debt	1,189.2	1,397.0
Pension and postretirement benefit obligations	171.4	189.6
Deferred income taxes	119.4	121.0
Other liabilities	164.3	150.3
Total liabilities	1,961.8	2,313.4

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 119,549,735 at December 31, 2020 and 119,718,631 at March 31, 2020	1.2	1.2
Additional paid-in capital	1,392.9	1,348.3
Retained earnings	116.0	85.9
Accumulated other comprehensive loss	(73.8)	(124.4)
Total Rexnord stockholders' equity	1,436.3	1,311.0
Non-controlling interest	3.0	2.7
Total stockholders' equity	1,439.3	1,313.7
Total liabilities and stockholders' equity	$3,401.1	$3,627.1

Rexnord Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Nine Months Ended
	December 31, 2020	December 31, 2019
Operating activities
Net income	$118.6	$151.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	40.0	38.0
Amortization of intangible assets	27.0	26.3
Gain on dispositions of property, plant and equipment	(1.1)	—
Deferred income taxes	(7.0)	4.9
Actuarial loss on pension and postretirement benefit obligations	1.6	0.8
Other non-cash (income) expense	(0.2)	0.5
Gain on extinguishment of debt	—	(1.0)
Stock-based compensation expense	36.6	18.7
Changes in operating assets and liabilities:
Receivables	65.1	34.4
Inventories	0.5	(34.4)
Other assets	2.4	(18.2)
Accounts payable	(65.1)	(12.4)
Accruals and other	(22.1)	(34.7)
Cash provided by operating activities	196.3	174.7

Investing activities
Expenditures for property, plant and equipment	(28.3)	(25.5)
Acquisitions, net of cash acquired	(102.0)	(25.1)
Proceeds from dispositions of long-lived assets	7.8	2.9
Payment associated with divestiture of discontinued operations	—	(1.3)
Cash used for investing activities	(122.5)	(49.0)

Financing activities
Proceeds from borrowings of debt	6.0	725.0
Repayments of debt	(336.4)	(835.3)
Repurchase of common stock	(59.3)	(20.0)
Payment of common stock dividends	(28.8)	—
Payment of preferred stock dividends	—	(17.4)
Proceeds from exercise of stock options	18.3	16.8
Taxes withheld and paid on employees' share-based payment awards	(9.4)	(7.6)
Cash used for financing activities	(409.6)	(138.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	18.0	(2.7)
Decrease in cash, cash equivalents and restricted cash	(317.8)	(15.5)
Cash, cash equivalents and restricted cash at beginning of period	573.4	292.5
Cash, cash equivalents and restricted cash at end of period	$255.6	$277.0

Rexnord Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Nine Month Transition Period Ended December 31, 2020
	Three Months Ended June 30, 2020		Three Months Ended September 30, 2020		Three Months Ended December 31, 2020		Transition Period Totals
Process & Motion Control
Net sales	$274.4		$293.9		$302.1		$870.4

Income from operations & margin	39.6	14.4%	35.8	12.2%	32.9	10.9%	108.3	12.4%
Depreciation & amortization	14.3		14.8		15.4		44.5
EBITDA & margin	53.9	19.6%	50.6	17.2%	48.3	16.0%	152.8	17.6%
Adjustments	5.5		10.7		12.4		28.6
Adjusted EBITDA & margin	$59.4	21.6%	$61.3	20.9%	$60.7	20.1%	$181.4	20.8%

Year-over-year sales
Core sales	(15)%		(13)%		(8)%		(12)%
Acquisition / divestiture	—%		—%		(1)%		—%
Currency translation	(2)%		—%		1%		—%
Total reported	(17)%		(13)%		(8)%		(12)%

Water Management
Net sales	$174.7		$199.7		$188.3		$562.7

Income from operations & margin	40.1	23.0%	48.7	24.4%	37.2	19.8%	126.0	22.4%
Depreciation & amortization	7.3		7.4		7.5		22.2
EBITDA & margin	47.4	27.1%	56.1	28.1%	44.7	23.7%	148.2	26.3%
Adjustments	3.5		(0.2)		1.5		4.8
Adjusted EBITDA & margin	$50.9	29.1%	$55.9	28.0%	$46.2	24.5%	$153.0	27.2%

Year-over-year sales
Core sales	(5)%		5%		10%		3%
Acquisition / divestiture	3%		3%		5%		4%
Currency translation	—%		—%		—%		—%
Total reported	(2)%		8%		15%		7%

Corporate
Income from operations	(13.7)		(12.1)		(20.1)		(45.9)
Depreciation & amortization	0.1		0.1		0.1		0.3
EBITDA	(13.6)		(12.0)		(20.0)		(45.6)
Adjustments	6.4		3.3		9.0		18.7
Adjusted EBITDA	$(7.2)		$(8.7)		$(11.0)		$(26.9)

Total Rexnord
Net sales	$449.1		$493.6		$490.4		$1,433.1

Income from operations & margin	66.0	14.7%	72.4	14.7%	50.0	10.2%	188.4	13.1%
Depreciation & amortization	21.7		22.3		23.0		67.0
EBITDA & margin	87.7	19.5%	94.7	19.2%	73.0	14.9%	255.4	17.8%
Adjustments	15.4		13.8		22.9		52.1
Adjusted EBITDA & margin	$103.1	23.0%	$108.5	22.0%	$95.9	19.6%	$307.5	21.5%

Year-over-year sales
Core sales	(12)%		(7)%		(2)%		(7)%
Acquisition / divestiture	1%		1%		1%		1%
Currency translation	(1)%		1%		1%		—%
Total reported	(12)%		(5)%		—%		(6)%

	Fiscal Year Ended March 31, 2020
	Three Months Ended June 30, 2019		Three Months Ended September 30, 2019		Three Months Ended December 31, 2019		Three Months Ended March 31, 2020		Fiscal Year Ended March 31, 2020
Process & Motion Control
Net sales	$330.1		$337.0		$327.5		$363.6		$1,358.2

Income from operations & margin	55.1	16.7%	58.3	17.3%	53.6	16.4%	61.4	16.9%	228.4	16.8%
Depreciation & amortization	14.6		15.0		14.9		15.1		59.6
EBITDA & margin	69.7	21.1%	73.3	21.8%	68.5	20.9%	76.5	21.0%	288.0	21.2%
Adjustments	4.2		4.3		5.8		10.2		24.5
Adjusted EBITDA & margin	$73.9	22.4%	$77.6	23.0%	$74.3	22.7%	$86.7	23.8%	$312.5	23.0%

Year-over-year sales
Core sales	1%		(2)%		—%		(1)%		(1)%
Acquisition / divestiture	1%		1%		1%		—%		1%
Currency translation	(3)%		(2)%		(1)%		(1)%		(2)%
Total reported	(1)%		(3)%		—%		(2)%		(2)%

Water Management
Net sales	$178.2		$184.3		$164.2		$183.4		$710.1

Income from operations & margin	40.0	22.4%	43.7	23.7%	37.6	22.9%	41.8	22.8%	163.1	23.0%
Depreciation & amortization	6.3		6.6		6.6		7.0		26.5
EBITDA & margin	46.3	26.0%	50.3	27.3%	44.2	26.9%	48.8	26.6%	189.6	26.7%
Adjustments	0.8		0.2		(1.5)		(1.9)		(2.4)
Adjusted EBITDA & margin	$47.1	26.4%	$50.5	27.4%	$42.7	26.0%	$46.9	25.6%	$187.2	26.4%

Year-over-year sales
Core sales	4%		4%		3%		7%		4%
Acquisition / divestiture	—%		1%		1%		4%		2%
Currency translation	—%		—%		—%		—%		—%
Total reported	4%		5%		4%		11%		6%

Corporate
Income from operations	(14.9)		(13.5)		(13.6)		(15.2)		(57.2)
Depreciation & amortization	0.1		0.1		0.1		0.2		0.5
EBITDA	(14.8)		(13.4)		(13.5)		(15.0)		(56.7)
Adjustments	4.8		3.5		3.5		5.4		17.2
Adjusted EBITDA	$(10.0)		$(9.9)		$(10.0)		$(9.6)		$(39.5)

Total Rexnord
Net sales	$508.3		$521.3		$491.7		$547.0		$2,068.3

Income from operations & margin	80.2	15.8%	88.5	17.0%	77.6	15.8%	88.0	16.1%	334.3	16.2%
Depreciation & amortization	21.0		21.7		21.6		22.3		86.6
EBITDA & margin	101.2	19.9%	110.2	21.1%	99.2	20.2%	110.3	20.2%	420.9	20.4%
Adjustments	9.8		8.0		7.8		13.7		39.3
Adjusted EBITDA & margin	$111.0	21.8%	$118.2	22.7%	$107.0	21.8%	$124.0	22.7%	$460.2	22.3%

Year-over-year sales
Core sales	2%		—%		1%		1%		1%
Acquisition / divestiture	1%		1%		1%		1%		1%
Currency translation	(2)%		(2)%		(1)%		—%		(1)%
Total reported	1%		(1)%		1%		2%		1%